Exhibit 10.1

        This Amendment and Waiver Agreement (this “Agreement”), is made and entered into as of June 28, 2007, by and among Silverstar Holdings, Ltd., a Bermuda corporation (the “Company”) and each of the investors signatory hereto (each, a “Holder” and collectively, the “Holders”).

        WHEREAS, the Company and each of the Holders are parties to that certain Purchase Agreement (the “October 2005 Purchase Agreement”), dated October 21, 2005 pursuant to which the Company issued to the Holders its Variable Rate Secured Convertible Debentures with an aggregate principal amount of $5,000,000, of which $3,600,000 currently remains outstanding (the “October 2005 Debentures”);

        WHEREAS, the Company and each of the Holders are parties to that certain Purchase Agreement (the “October 2006 Purchase Agreement”), dated October 19, 2006 pursuant to which the Company issued to the Holders its Variable Rate Secured Convertible Debentures with an aggregate principal amount of $1,400,000, of which $1,400,000 currently remains outstanding (the “October 2006 Debentures” and collectively with the October 2005 Debentures, the “Debentures”);

        WHEREAS, the Company desires to issue to accredited investors, in a transaction exempt from the registration requirements of the Securities Act, units comprised of up to 6,206,896 shares of Common Stock, and warrants to purchase up to 4,344,816 shares of Common Stock with an exercise price equal to 115% of the closing sale price of the Common Stock on the date that the securities purchase agreement in connection with the issuance is executed, at a price per unit equal to $1.45, with gross proceeds to the Company of not less than $9,000,000 (the “June Equity Financing”); and

        WHEREAS, the parties desire to amend and waive certain provisions of the Debentures pursuant to the terms hereof;

        NOW THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

   Section 1. Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the October 2006 Purchase Agreement.

   Section 2. Amendment to Debentures. Contemporaneous with the execution and delivery hereof, the Company agrees to issue to each Holder two amended and restated Debenture in the form attached hereto as Exhibit A, in the individual principal amounts set forth on Schedule 2, and each Holder agrees that such Debentures (each, an “Amended and Restated Debenture”) shall amend and restate their October 2005 Debentures and October 2006 Debentures, respectively, in their entirety. The Company hereby represents and warrants to each Holder that notwithstanding the date of this Agreement or the date the Amended and Restated Debentures are issued to such Holder, the Holder’s holding period as to such Amended and Restated Debentures (and Underlying Shares) for purposes of Rule 144(d) under the Securities Act of 1933, as amended, began on October 31, 2005 and October 19, 2006, respectively.

   Section 3. Amendments to the October 2005 Purchase Agreement, October 2006 Purchase Agreement and Registration Rights Agreement dated October 19, 2006 among the Company and the Holder (the “October 2006 Registration Rights Agreement”).

(a) The definition of “Debentures” in Article 1 of the October 2005 Purchase Agreement and October 2006 Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Debentures” means, the Variable Rate Secured Convertible Debentures due, subject to the terms therein, April 30, 2010, issued by the Company to the Purchasers hereunder, in the form of Exhibit A, as amended, modified or supplemented from time to time in accordance with its terms.”

(b) The definition of “Effectiveness Date” in Section 1 of the October 2006 Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, if the Company has not paid off the Debenture in full, the 90th calendar day (120th calendar day in the event of a full review by the Commission) following the earlier of (i) the Filing Date for such Registration Statement or (ii) the date such Registration Statement is initially filed with the Commission and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 60th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

(c) The definition of “Filing Date” in Section 1 of the October 2006 Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

“Filing Date” means, with respect to the initial Registration Statement required hereunder, if the Company has not paid off the Debenture in full, the earlier of (i) November 1, 2007 or (ii) the Trading Day immediately following the date that a registration statement registering the resale of the shares of common stock and the shares of common stock underlying the warrants issued in June Equity Financing is initially declared effective by the Commission (but in no event prior to November 1, 2007) and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 30th day following the date on which the Company first knows, or reasonably should have known that such additional Registration Statement is required hereunder.

(d) The following is hereby added as the last sentence of Section 2(b) of the October 2006 Registration Rights Agreement:

“The parties agree that solely in respect of an Event described in clause (i) above in respect of the failure to file the initial Registration Statement hereunder on or before the Filing Date for such Registration Statement, the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be $50,000.

   Section 4. Waivers to the October 2005 Purchase Agreement and October 2006 Purchase Agreement.

(a) The Holder hereby expressly waives its right, pursuant to Section 4.13 of the October 2006 Purchase Agreement, to participate in the June Equity Financing.

    (b)        Solely in respect of the June Equity Financing, the Holder hereby waives the requirements of Section 4.14(a) of the October 2006 Purchase Agreement that the proceeds of any financing completed prior to the 90th day following the Effective Date be used to pay off the October 2006 Debentures in full.

    (c)        The undersigned agrees that the restrictions on Variable Rate Transactions in Section 4.14(b) of the October 2005 Purchase Agreement and October 2006 Purchase Agreement shall not apply with respect to any weighted average dilution protection under Section 10(c) of the form of warrants to be issued in the June Equity Financing, which warrants shall be in the form provided to the undersigned Holder on the date hereof.

   Section 5. Issuance of Shares of Common Stock. As partial consideration hereunder, each Holder shall be issued a number of shares (the "Shares") of Common Stock equal to $250,000 divided by $1.45

   Section 6. Registration of Shares. The Company shall use best efforts to include the additional 172,414 Shares issuable pursuant to Section 5 on the Registration Statement. In the event that the Company is unable to include such shares on the Registration Statement, if at any time hereafter that there is not an effective registration statement covering all of such Shares and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on (i) Form S-8 (as promulgated under the Securities Act) or its then equivalent relating to equity securities issuable in connection with the stock option or other employee benefit plans and (ii) Form S-3 (as promulgated under the Securities Act) relating to the resale of an aggregate of 66,206,896 shares of Common Stock and an aggregate of 4,344,816 shares of Common Stock issuable upon exercise of warrants, issued by the Company in the June Equity Financing, then the Company shall send to the Holder a written notice of such determination and, if within fifteen days after the date of such notice, if the Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Shares such Holder requests to be registered. Except as specifically set forth herein, all rights and privileges of the holder of Securities under the October 2006 Purchase Agreement and other Transaction Documents shall equally apply to the holder of such Shares.

        In the event the Holder sells the Shares on the principal Trading Market (or the OTC Bulletin Board or the “Pink Sheets” if the Common Stock is then quoted or listed thereon) at a price of less than $1.45 per Share (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like), the Company agrees to pay to the Holder, within 2 Business Days from the date the Holder notifies the Company that it has sold such Shares below $1.45, in cash or in registered, freely tradable shares of Common Stock (based on the VWAP of the Common Stock on the date such Shares are issued), an amount per Share equal to the difference between $1.45 and the price at which the Holder sold such Shares. By way of an example, in the event the Holder sells 1,000 Shares at a price of $1.00, within 2 Business Days from the date the Holder notifies the Company of such sale, the Company shall pay the Holder, in cash or registered shares of Common Stock as described above, $450.00.

   Section 7. The foregoing consents, waivers, and agreements of the Holders shall not be effective unless and until all Holders shall have agreed to the terms and conditions hereunder. In addition, the amendments and agreements of the Holders and the Company set forth herein shall be null and void in the event that the Company has not executed a securities purchase agreement with respect to the June Equity Financing and consummated such transaction with gross cash proceeds of at least $8,000,000 on or before June 29, 2007. On the date hereof, the Company shall deliver the Holder copies of all of the documents required to be delivered under Section 8 below. In addition, the foregoing consents, waivers and agreements and amendments of the Holder herein shall be null and void in the event the Company fails to deliver the Holder the original executed securities and/or documents required under Section 8(c), 8(d), 8(e) within one Business Day following the date hereof, and the original document required by Section 8(f) within 3 Business Days following the date hereof.

   Section 8. Conditions to Holders Obligations. The respective obligations of the Holders hereunder are subject to the following conditions being met:

(a) the accuracy in all material respects of the representations and warranties of the Company contained herein;

(b) all obligations, covenants and agreements of the Company required to be performed at or prior to the date hereof shall have been performed;

(c) each Holder shall have been issued its Shares pursuant to Section 4 hereof;

(d) each Holder shall have been issued two Amended and Restated Debentures in the individual amounts set forth on Schedule 2 hereof;

    (e)        the Company shall have delivered a Dilutive Issuance Notice (as defined in the October 2005 Debentures and October 2006 Debentures and in the Warrants) in respect of the June Equity Financing contemporaneous with the execution and deliver of this Agreement;

    (f)        the execution and delivery of a personal guarantee by George Karfunkel in favor of the Holders with respect to the Amended and Restated Debentures, in form and substance satisfactory to the Holders;

(g) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

    (g)        trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Holder, makes it impracticable or inadvisable to consummate the transactions hereunder.

   Section 9. Effect on Transaction Documents.The foregoing amendments and agreements are given solely in respect of the transactions described herein. Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents (as defined in both the October 2005 Purchase Agreement and October 2006 Purchase Agreement) shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein. This Agreement shall not constitute a novation or satisfaction and accord of any such Transaction Document.

   Section 10. Filing of 8-K. Within 3 Trading Days of the date hereof, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to each Holder disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement as an attachment thereto.

   Section 11. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Holder:

    i.        Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

    ii.        No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

    iii.        Issuance of the Shares. The Shares are duly authorized and, upon the execution of this Agreement by a Holder, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

    iv.        Equal Consideration. Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

   Section 12. Representations and Warranties of the Holders. Each Holder hereby, for itself and for no other Holder, represents and warrants as of the date hereof to the Company as follows:

    i.        Authority. The execution, delivery and performance by such Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Holder. This Agreement has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

    ii.        Own Account. Such Holder understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting such Holder’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Holder is acquiring the Shares hereunder in the ordinary course of its business. Such Holder does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

    iii.        Holder Status. Such Holder is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Such Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

   Section 13. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder.

   Section 14. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Transaction Document.

   Section 15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Transaction Document.

   Section 16. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf”signature page were an original thereof.

   Section 17. THE COMPANY (FOR ITSELF AND ITS AFFILIATES) HEREBY UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES EACH HOLDER AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, ACCOUNTANTS, CONSULTANTS, CONTRACTORS, ADVISORS AND ATTORNEYS (COLLECTIVELY, THE “BENEFITED PARTIES”) FROM ALL CLAIMS (AS DEFINED BELOW) FROM THE BEGINNING OF TIME THROUGH THE DATE HEREOF. AS USED IN THIS AGREEMENT, THE TERM “CLAIMS” MEANS ANY AND ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTIONS, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, AT LAW OR IN EQUITY, WHICH THE COMPANY, OR ANY OF ITS AGENTS, EMPLOYEES OR AFFILIATES, MAY HAVE AS OF THE DATE HEREOF, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR OTHERWISE IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE ON INTEREST CHARGEABLE UNDER APPLICABLE LAW AND ANY LOSS, COST OR DAMAGE, OF ANY KIND OR CHARACTER, ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR IN ANY WAY RESULTING FROM THE ACTIONS OR OMISSIONS OF THE BENEFITED PARTIES, INCLUDING ANY BREACH OF FIDUCIARY DUTY, BREACH OF ANY DUTY OF GOOD FAITH OR FAIR DEALING, UNDUE INFLUENCE, DURESS, ECONOMIC COERCION, CONFLICT OF INTEREST, NEGLIGENCE, BAD FAITH, MALPRACTICE, VIOLATIONS OF THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, INTENTIONAL OR NEGLIGENT INFLICTION OF MENTAL DISTRESS, TORTIOUS INTERFERENCE WITH CONTRACTUAL RELATIONS, TORTIOUS INTERFERENCE WITH CORPORATE GOVERNANCE OR PROSPECTIVE BUSINESS ADVANTAGE, BREACH OF CONTRACT, DECEPTIVE TRADE PRACTICES, LIBEL, SLANDER, CONSPIRACY OR ANY CLAIM FOR WRONGFULLY ACCELERATING ANY OBLIGATIONS OR WRONGFULLY ATTEMPTING TO FORECLOSE ON ANY COLLATERAL. THE COMPANY (FOR ITSELF AND ITS AFFILIATES) AGREES THAT NONE OF THE BENEFITED PARTIES HAS FIDUCIARY OR SIMILAR OBLIGATIONS TO THE COMPANY OR ANY AGENTS, EMPLOYEES OR AFFILIATES OF THE COMPANY AND THAT THEIR RELATIONSHIPS ARE STRICTLY THAT OF CREDITOR AND DEBTOR. THIS RELEASE IS ACCEPTED BY HOLDERS PURSUANT TO THIS AGREEMENT AND SHALL NOT BE CONSTRUED AS AN ADMISSION OF LIABILITY BY HOLDERS OR ANY OTHER BENEFITED PARTY.

THE COMPANY (FOR ITSELF AND ITS AFFILIATES) ACKNOWLEDGES THAT THE FOREGOING PROVISIONS ARE INTENDED TO, AND THE TRANSACTION DOCUMENTS CONTAIN PROVISIONS WHICH, RELEASE HOLDERS FROM LIABILITY AND/OR INDEMNIFY AND HOLD HARMLESS HOLDERS FOR, AMONG OTHER THINGS, THE ORDINARY NEGLIGENCE OF HOLDERS. THE COMPANY (FOR ITSELF AND ITS AFFILIATES) AGREES THAT THE RELEASE AND/OR INDEMNITY PROVISIONS CONTAINED IN THESE DOCUMENTS ARE CAPTIONED TO CLEARLY IDENTIFY THE RELEASE AND/OR INDEMNITY PROVISIONS AND, THEREFORE, ARE SO CONSPICUOUS THAT THE COMPANY AND ITS AFFILIATES HAVE FAIR NOTICE OF THE EXISTENCE AND CONTENTS OF SUCH PROVISIONS.

   Section 18. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the October 2006 Purchase Agreement.

   Section 19. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

   Section 20. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

   Section 21. Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date first set forth above.

SILVERSTAR HOLDINGS, LTD.

By:__________________________________________
Name:
Title:

[SIGNATURE PAGE OF HOLDERS TO SSTR AMENDMENT]

Name of Holder: __________________________
Signature of Authorized Signatory of Holder: __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

11